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               (9p) Revised Fund Accounting Services Agreement
                                   between
       BNY Hamilton International Equity Fund and The Bank of New York

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                     [Letterhead of The Bank of New York]

              PORTFOLIO PRICING AND FUND ACCOUNTING FEE SCHEDULE
                                     FOR
                        BNY INTERNATIONAL EQUITY FUND

MINIMUM FEES
------------

$6,500 per month, per Fund.

MULTIPLE CLASS CHARGES
----------------------

$500 per month, per Fund, for each additional class added in excess of three (3) classes.

OUT-OF-POCKET EXPENSES
----------------------

These expenses are billed as they are incurred with no markup. Expenses traditionally include, but are not limited to, the costs of obtaining prices for security evaluations and mark to market, costs associated with attendance at Board Presentations, Postage, Express Mail charges, etc.

BNY Hamilton Funds                        The Bank of New York

Approved by: /s/ William J. Tomko         Approved by: /s/ Daniel J. Maniello
             -------------------------                 -------------------------
                 William J. Tomko                          Daniel J. Maniello
                  President, BNY                           Vice President
                  Hamilton Funds

Date:  4/16/97                            Date:  3/31/97
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